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                                                                    EXHIBIT 99.2

NEWS                                                                  [AIG LOGO]


Contact: Charlene Hamrah (Investment Community)
         212/770-7074

         Joe Norton (News Media)
         212/770-3144


                  AIG ANNOUNCES EURO MEDIUM TERM NOTE FACILITY
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                   FOR NEW MATCHED FUNDED INVESTMENT PROGRAM
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NEW YORK, December 7, 2004 - American International Group, Inc. (AIG) today announced that it intends to establish a $10 billion euro medium term note program. AIG intends to use this facility to replace the current AIG SunAmerica institutional funding agreement-backed note program (GIC program) for non-U.S. issuances.

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The securities offered will not be or have not been registered under the
Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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         American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

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                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270